Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Grant Plan, of Innovative Designs, Inc. of our report dated January 25, 2018 with respect to the financial statements of Innovative Designs, Inc., included in its Annual Report on Form 10-K. for the years ended October 31, 2017 and 2016, filed with the Securities and Exchange Commission.

/s/ Louis Plung & Company, LLP

Pittsburgh, Pennsylvania

October 12, 2018